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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   JANUARY 29, 2005

                                  PULITZER INC.
               (Exact name of registrant as specified in charter)

          DELAWARE                   1-14541                     43-1819711
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


900 NORTH TUCKER BOULEVARD, ST. LOUIS, MISSOURI                     63101
   (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (314) 340-8000


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 29, 2005, Pulitzer Inc. ("Pulitzer") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lee Enterprises, Incorporated, a Delaware corporation ("Lee"), and LP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Lee (the "Purchaser"). The Merger Agreement provides for the Purchaser to be merged with and into Pulitzer (the "Merger"), with Pulitzer as the surviving corporation. Each share of Pulitzer's Common Stock and Class B Common Stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive from the surviving corporation in cash, without interest, an amount equal to $64.00 per share.

         The Merger will effect a change of control of Pulitzer. At the effective time of the Merger and as a result of the Merger, Pulitzer will become a wholly-owned subsidiary of Lee, the directors of the Purchaser will become the directors of the surviving corporation, and the officers of the Purchaser will become the officers of the surviving corporation.

         Consummation of the Merger is subject to customary conditions, including the adoption of the Merger Agreement by the required vote of Pulitzer's stockholders and the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         The Merger Agreement includes customary representations, warranties and covenants by Pulitzer, including covenants (i) to cause a stockholders' meeting to be called and held as soon as reasonably practicable to vote on the adoption of the Merger Agreement, (ii) to cease immediately any discussions and negotiations with respect to an alternate acquisition proposal, (iii) not to solicit any alternate acquisition proposal and, with certain exceptions, not to enter into discussions concerning or furnish information in connection with any alternate acquisition proposal, and (iv) subject to certain exceptions, for Pulitzer's board of directors not to withdraw or modify its recommendation that the stockholders vote to adopt the Merger Agreement. The Merger Agreement contains certain termination rights for both Pulitzer and Lee and further provides that, upon termination of the Merger Agreement under specified circumstances, Pulitzer may be required to pay Lee a fee of up to $55 million.

         There are no material relationships between Pulitzer and either Lee or the Purchaser other than those relating to the Merger Agreement.

         The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed by Pulitzer as an exhibit to a future Current Report on Form 8-K.

ITEM 8.01 OTHER EVENTS

         On January 30, 2005, Pulitzer and Lee issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY

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BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS,
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press release issued jointly by Pulitzer Inc. and Lee Enterprises, Incorporated, dated January 30, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PULITZER INC.


Date: January 31, 2005                  By:  /s/  Alan G. Silverglat
                                           ------------------------------------
                                             Alan G. Silverglat
                                             Senior Vice President-Finance


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                                  EXHIBIT INDEX


Exhibit
Number            Description
--------          -----------
  99.1            Press release issued jointly by Pulitzer Inc. and Lee
                  Enterprises, Incorporated, dated January 30, 2005.